From: NextivaFax Page: 3/4 Received by: NV Secretary of State Date: 2/17/2012 1:00:42 PM

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120113646-66
	Filing Date and Time 02/17/2012 1:05 PM
	Entity Number E0095952012-4

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Taxus Pharmaceuticals, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Business Filings Incorporated
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with* par value: 110,000,000 — Par value per share: $ 0.0001 — Number of shares *without* par value: N/A

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Rebecca Wu
Name
97 MacDougal Street, Suite 5, | New York | NY | 10012
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
To engage in any and all lawful business activities permitted under the Nevada law.

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Bin Zhou — X [signature]
Name — Incorporator Signature
401 Broadway Suite 1708 | New York | NY | 10013
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

Business Filings Incorporated
X Mary Jo Spalinger, Asst-Secretary — 2-17-2012
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised on 7-1-08

From: NextivaFax Page: 4/4 Received by: NV Secretary of State Date: 2/17/2012 1:00:42 PM

Taxus Pharmaceuticals, Inc.

Articles of Incorporation

(Pursuant to NRS Chapter 78)

Article 3. Authorized Stock

Section 1. The Corporation is authorized to issue One Hundred and Ten Million (110,000,000) shares of capital stock of which (a) One Hundred Million (100,000,000) shares shall be shares of Common Stock, par value $ 0.0001 per share ("Common Stock"), and (b) Ten Million (10,000,000) shares shall be shares of Preferred Stock, par value $ 0.0001 per share ("Preferred Stock").

Section 2. Preferred Stock. The Preferred Stock may be designated from time to time in one or more series. The Board is hereby authorized to provide by resolution from time to time for the issuance of shares of Preferred Stock in series and, by filing a certificate to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

Section 3. Series A Convertible Preferred Stock. The Board hereby authorizes the designation of the Series A Convertible Preferred Stock as follows:

(a) Designation and Amount. The shares of such series shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be One Hundred Thousand (100,000). Such number of shares may be increased or decreased by resolution of the Board of Directors.

(b) Conversion to Common Stock. The holders of each share of Series A Preferred Stock shall be entitled, at their option, at any time to convert each share of Series A Preferred Stock into One Thousand (1,000) fully paid and non-assessable shares of Common Stock.

(c) Voting Rights. Each share of Series A Preferred Stock shall entitle the holder thereof to One Thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation.

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that

TAXUS PHARMACEUTICALS, INC., did on February 17, 2012, file in this office the original

Articles of Incorporation; that said  Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required  by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my

hand and affixed the Great Seal of State, at my

office on February 21, 2012.

ROSS MILLER

Secretary of State

Certified By: Rhonda Tuin

Certificate Number: C20120217-1676

You may verify this certificate

online at http://www.nvsos.gov/